(a)(120)

VOYA INVESTORS TRUST

AMENDMENT #112 TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of Voya Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended, including Article VI, Section 6.2 and Article XI, Sections 11.2 and 11.4, hereby abolish VY Templeton Global Growth Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated:	September 3, 2019

/s/ Colleen D. Baldwin		/s/ Joseph E. Obermeyer
Colleen D. Baldwin, as Trustee		Joseph E. Obermeyer, as Trustee

/s/ John V. Boyer		/s/ Sheryl K. Pressler
John V. Boyer, as Trustee		Sheryl K. Pressler, as Trustee

/s/ Patricia W. Chadwick		/s/ Dina Santoro
Patricia W. Chadwick, as Trustee		Dina Santoro, as Trustee

/s/ Martin J. Gavin		/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee		Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones		/s/ Roger B. Vincent
Russell H. Jones, as Trustee		Roger B. Vincent, as Trustee